Exhibit 4.8

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of November 3, 2017 (this “Supplemental Indenture”), by and between SANTANDER UK GROUP HOLDINGS PLC, a public limited company incorporated in England and Wales (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association incorporated in the United States, as trustee (the “Trustee”), having its Corporate Trust Office at 150 East 42nd Street, 40th Floor, New York, NY 10017.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee have executed and delivered an Amended and Restated Indenture dated as of April 18, 2017 (the “Base Indenture,” and, together with this Supplemental Indenture, the “Indenture”);

WHEREAS, Section 9.01(d) of the Base Indenture provides that the Issuer and the Trustee may enter into a supplemental indenture to add to, change or eliminate any of the provisions of the Base Indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no Senior Debt Security Outstanding of any series created prior to the execution of such supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision, and adversely affected by such addition, change or elimination;

WHEREAS, Section 9.01(f) of the Base Indenture provides that the Issuer and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Senior Debt Securities of any series without the consent of Holders as permitted under Sections 2.01 or 3.01 of the Base Indenture;

WHEREAS, the Issuer desires to issue $1,000,000,000 3.823% Fixed Rate/Floating Rate Notes due 2028 (such series of Senior Debt Securities, the “Notes”) pursuant to the Base Indenture (as supplemented and amended by this Supplemental Indenture);

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
DEFINITIONS

Section 1.01.                          Definition of Terms. For all purposes of this Supplemental Indenture:

(a)                                 capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(b)                                 all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(d)                                 the section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture; and

(e)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.02.                Supplemental Definitions. The following definitions shall apply to the Notes only:

(a)                                 “Accrued Interest Factor” has the meaning set forth in clause (e)(2) of Section 2.01 of this Supplemental Indenture.

(b)                                 “Base Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.

(c)                                  “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

(d)                                 “Calculation Agent” means Wells Fargo Bank, National Association, or its successor appointed by the Issuer.

(e)                                  “Capital Rules” means at any time the regulations, requirements, guidelines and policies relating to capital resources requirements or capital adequacy then in effect and applicable to the Group (including, without limitation, any regulations, requirements, guidelines and policies of the Regulator as may from time to time be applicable to the Group).

(f)                                   “Excluded Change” means the enactment of legislation substantially in the form of the draft legislation relating to the restriction of relief for interest expenses set out in Schedule 5 to the Finance Bill 2017-19 (HC Bill 102) published on September 8, 2017.

(g)                                  “Fixed Rate Period” means from (and including) the Issue Date to (but excluding) November 3, 2027.

(h)                                 “Fixed Rate Interest Payment Date” has the meaning set forth in clause (d) of Section 2.01 of this Supplemental Indenture.

(i)                                     “Floating Rate Interest Payment Date” has the meaning set forth in clause (e)(1) of Section 2.01 of this Supplemental Indenture.

(j)                                    “Floating Rate Period” means from (and including) November 3, 2027 to (but excluding) the Maturity Date.

(k)                                 “Group” means the Issuer and each other entity which is part of the UK prudential consolidation group (as that term, or its successor, is used in the Capital Rules) of which the Issuer is part from time to time.

(l)                                     “Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.

(m)                             “Initial Floating Interest Rate” has the meaning set forth in clause (e)(1) of Section 2.01 of this Supplemental Indenture.

(n)                                 “Interest Determination Date” means the second London Banking Day preceding the applicable Interest Reset Date.

(o)                                 “Interest Payment Date” has the meaning set forth in clause (e)(1) of Section 2.01 of this Supplemental Indenture.

(p)                                 “Interest Reset Date” has the meaning set forth in clause (e)(3) of Section 2.01 of this Supplemental Indenture.

(q)                                 “Issue Date” has the meaning set forth in clause (c) of Section 2.01 of this Supplemental Indenture.

(r)                                    “Issuer” has the meaning set forth in the introduction to this Supplemental Indenture.

(s)                                   “LIBOR” shall mean, as of any Interest Determination Date:

(1)         the offered quotation to leading banks in the London interbank market for three-month U.S. dollar deposits (i) as defined by (A) the ICE Benchmark Administration (“IBAM”), (B) its successor in such capacity, or (C) such other person assuming the responsibility of IBAM or its successor in calculating the London Inter-Bank Offered Rate in the event IBAM or its successor no longer do so, and (ii) as calculated by their appointed Calculation Agent and published, as such rate appears on either the Reuters Monitor Money Rates Service page LIBOR01 (or a successor page on such service) or, if such rate is not available, on such other information system that provides such information, in each case as of 11:00 a.m., London time, on such Interest Determination Date;

(2)         if no such rate is so published on such Interest Determination Date due to a temporary disruption in service or the market, then the rate for such Interest Determination Date shall be the arithmetic mean (rounded to five decimal places, with 0.000005 being rounded upwards) of the rates for three-month U.S. dollar deposits quoted to the Calculation Agent by each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the issuer, as of 11:00 a.m., London time, on such Interest Determination Date (it being understood that at least two such quotes must have been so provided to the Calculation Agent); or

(3)         if LIBOR cannot be determined under sub-paragraph (1) hereof due to the London Inter-Bank Offered Rate having been permanently discontinued or it being unlawful for either the Calculation Agent or the issuer to determine or use the London Inter-Bank Offered Rate, then the rate of interest for such Interest Determination Date will be the rate determined for or otherwise applicable during the last preceding interest period (without any margin, if such preceding interest period falls within the Fixed Rate Period).

(t)                                    “London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

(u)                                 “Loss Absorption Disqualification Event” means:

(1)         at the time that any Loss Absorption Regulation becomes effective after the date of issuance of a given series of Senior Debt Securities, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to the Issuer and/or the Group, such Senior Debt Securities are not or will not be eligible to qualify in full towards the Issuer’s and/or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(2)         as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the date of issuance of a given series of Senior Debt Securities, such Senior Debt Securities are or will be fully or partially excluded from the Issuer’s and/or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Issuer of such Senior Debt Securities and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of such Senior Debt Securities from the relevant minimum requirement(s) is due to the remaining maturity of such Senior Debt Securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to the Issuer and/or the Group on the date of issuance of such Senior Debt Securities.

(v)                                 “Loss Absorption Disqualification Event Call Option” means the Issuer’s option, subject to the satisfaction of the Regulatory Redemption Conditions, to redeem in whole, but not in part, any series of Senior Debt Securities at any time at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Senior Debt Securities to (but excluding) the Loss Absorption Disqualification Redemption Date, upon the occurrence of a Loss Absorption Disqualification Event which is continuing.

(w)                               “Loss Absorption Disqualification Redemption Date” means the date fixed for redemption pursuant to an exercise by the Issuer of the Loss Absorption Disqualification Event Call Option.

(x)                                 “Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission which are applicable to the United Kingdom and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to the Issuer or to the Group).

(y)                                 “Maturity Date” has the meaning set forth in clause (c) of Section 2.01 of this Supplemental Indenture.

(z)                                  “Notes” has the meaning set forth in the recitals to this Supplemental Indenture.

(aa)                          “PRA” means the Prudential Regulation Authority of the United Kingdom.

(bb)                          “Regular Record Date” means the fifteenth calendar day, whether or not a Business Day, that precedes the relevant Fixed Rate Interest Payment Date or Floating Rate Interest Payment Date, as applicable.

(cc)                            “Regulator” means the PRA or such successor or other authority having primary responsibility for the prudential supervision of the Issuer and the Group.

(dd)                          “Regulatory Approval” means, at any time, such approval, consent or prior permission by, or notification required within prescribed periods to, the Regulator, or such waiver of the then prevailing Loss Absorption Regulations from the Regulator, as is required under the then prevailing Loss Absorption Regulations at such time.

(ee)                            “Regulatory Preconditions” means if, at the time of a redemption or purchase, the prevailing Loss Absorption Regulations permit the redemption or purchase after compliance with any pre-conditions, the Issuer has complied with such pre-conditions.

(ff)                              “Regulatory Redemption Conditions” means (1) the Issuer has obtained Regulatory Approval and (2) the Issuer is in compliance with the Regulatory Preconditions.

(gg)                            “Trustee” has the meaning set forth in the introduction to this Supplemental Indenture.

ARTICLE 2

THE NOTES

Section 2.01.                          The following terms relating to the Notes are hereby established:

(a)                                 The title of the Notes shall be “3.823% Fixed Rate/Floating Rate Notes due 2028”;

(b)                                 The principal amount of the Notes that may be authenticated and delivered under the Indenture shall not initially exceed $1,000,000,000 (except as otherwise provided in the Indenture);

(c)                                  The Notes shall be issued on November 3, 2017 (the “Issue Date”) and the principal on the Notes shall be payable on November 3, 2028 (the “Maturity Date”);

(d)                                 During the Fixed Rate Period, interest on the Notes shall be payable semi-annually at a rate of 3.823% per annum. Interest will be payable in arrears on May 3 and November 3 of each year, beginning on May 3, 2018 (each, a “Fixed Rate Interest Payment Date”), and ending on November 3, 2027, to the person in whose name the Notes are registered at the close of business on the Regular Record Date. Interest on the Notes will be calculated as contemplated by Section 3.10 of the Base Indenture.  If any Fixed Rate Interest Payment Date or Redemption Date, as the case may be, would fall on a day that is not a Business Day, then the Fixed Rate Interest Payment Date or Redemption Date, as

the case may be, will be postponed to the next succeeding Business Day, but no additional interest shall accrue and be paid unless the Issuer fails to make payment on such next succeeding Business Day;

(e)                                  During the Floating Rate Period:

(1)                                  Interest on the Notes shall be payable quarterly at a rate equal to LIBOR plus 1.400% per annum. Interest will be payable quarterly in arrears on February 3, 2028, May 3, 2028, August 3, 2028 and the Maturity Date, (each, a “Floating Rate Interest Payment Date” and, together with each Fixed Rate Interest Payment Date, an “Interest Payment Date”), to the person in whose name the Notes are registered at the close of business on the Regular Record Date. Interest on the Notes will initially bear interest from and including November 3, 2027, to, but excluding, February 3, 2028, at a rate per year equal to LIBOR plus 1.400% per annum (the “Initial Floating Interest Rate”) as determined by the Calculation Agent. If any Floating Rate Interest Payment Date (other than the Maturity Date or Redemption Date) would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day and interest thereon will continue to accrue to, but excluding, such succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day and interest shall accrue to, but excluding, such preceding Business Day. If the Maturity Date or Redemption Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but no additional interest shall accrue and be paid unless the Issuer fails to make payment on such next succeeding Business Day;

(2)                                  The amount of interest accrued on the Notes to each Floating Rate Interest Payment Date will be calculated by multiplying the principal amount of the Notes by an Accrued Interest Factor. The “Accrued Interest Factor” will be equal to the sum of the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is equal to the interest rate applicable to that day divided by 360. The interest rate in effect on any Interest Reset Date (as defined in sub-clause (3) below) will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date, or, if none, the Initial Floating Interest Rate; and

(3)                                  The interest rate on the Notes shall be reset quarterly on February 3, May 3 and August 3, beginning on February 3, 2028 (each, an “Interest Reset Date”); provided that the interest rate in effect from and including November 3, 2027 to, but excluding, the first Interest Reset Date, will be the Initial Floating Interest Rate;

(f)                                   No premium, upon redemption or otherwise, shall be payable by the Issuer on the Notes;

(g)                                  Principal of, and any interest on, the Notes shall be paid to the Holder through the Trustee, having offices in New York, New York;

(h)                                 The Notes shall not be redeemable except as provided in (i) Section 11.08 of the Base Indenture (as amended hereby), (ii) Section 11.09 of the Base Indenture (as amended hereby) and (iii) in Section 11.10 of the Base Indenture (as amended hereby), or on the Maturity Date. The Notes shall not be redeemable at the option of the Holders at any time;

(i)                                     The Issuer shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(j)                                    The Notes shall be issued only in denominations of $200,000 and integral multiples of $1,000 in excess thereof;

(k)                                 The Notes shall be denominated in U.S. dollars;

(l)                                     The payment of principal of, and interest on, the Notes shall be payable only in the coin or currency in which the Notes are denominated which, pursuant to clause (k) above, shall be U.S. dollars;

(m)                             The Notes will be subject to, and each Holder (including each holder of a beneficial interest in the Notes) acknowledges, accepts, agrees and consents that the Notes will be subject to, the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority. Each Holder of Notes (including each holder of a beneficial interest in the Notes) acknowledges, accepts, agrees to be bound by and consents to (i) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority and (ii) the variation, if necessary, of the terms of the Notes to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, pursuant to Article Twelve of the Base Indenture;

(n)                                 The Notes will be issued in the form of one or more Global Securities in registered form, without coupons attached, and the initial Holder with respect to each such Global Security shall be Cede & Co., as nominee of DTC;

(o)                                 Except in limited circumstances, the Notes will not be issued in definitive form; and

(p)                                 The form of the Notes shall be evidenced by one or more Global Securities in registered form substantially in the form of Exhibit A to this Supplemental Indenture.

ARTICLE 3
AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO ALL SERIES OF NOTES ISSUED ON OR AFTER THE DATE OF THIS SUPPLEMENTAL INDENTURE

Section 3.01.                Section 3.12 of the Base Indenture is amended and restated in its entirety, as follows:

Section 3.12.  Additional Senior Debt Securities.  The Issuer may, from time to time, without the consent of the Holders of the Senior Debt Securities of any series, issue additional Senior Debt Securities (“Additional Senior Debt Securities”) of one or more of the series of Senior Debt Securities issued under this Senior Debt Securities Indenture, having the same ranking and same interest rate, Stated Maturity, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as the Senior Debt Securities; provided however that such Additional Senior Debt Securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the Additional Senior Debt Securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series, or the original series was issued with no more than a de minimis amount of original issue discount and the Additional Senior Debt Securities are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any such Additional Senior Debt Securities, together with the Senior Debt Securities of the applicable series, will constitute a single series of Senior

Debt Securities under this Senior Debt Securities Indenture and shall be included in the definition of “Senior Debt Securities” in this Senior Debt Securities Indenture where the context requires.

ARTICLE 4
AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO THE NOTES ONLY

Section 4.01.                Article Five of the Base Indenture is amended by amending and restating Sections 5.01, 5.02, 5.03 and 5.07 in their entirety, which shall read as follows:

Section 5.01 Events of Default.  “Event of Default”, wherever used herein with respect to Senior Debt Securities of a particular series, means:

(a)                                 the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for the winding up of the Issuer; or

(b)                                 the valid adoption by the shareholders of the Issuer of any effective resolution for the winding up of the Issuer;

in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Senior Debt Securities of any series at the time Outstanding occurs and is continuing (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of the Issuer, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of Holders and (ii) do not provide that the Senior Debt Securities shall thereby become redeemable or repayable in accordance with the terms of the Senior Debt Securities), then in every such case the Trustee may, or if so requested by the Holders of not less than 25% in principal amount of the Outstanding Senior Debt Securities of that series, shall declare the principal amount (or, in the case of Original Issue Discount Securities, the accreted face amount) together with accrued interest, if any, of all the Senior Debt Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the Holder or Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Senior Debt Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of such series, by written notice to the Issuer and the Trustee, may rescind or annul such declaration of acceleration and its consequences, but only if the Issuer has paid to or deposited with the Trustee a sum sufficient to pay:

(i)                                     the principal of any Senior Debt Securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such Senior Debt Securities, and

(ii)                                  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.03. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.

Unless otherwise provided and contemplated pursuant to Section 3.01 with respect to the Senior Debt Securities of any series, “Default”, wherever used herein, means any one of the following events (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 the Issuer fails to pay any interest upon any Senior Debt Security and such default continues for 14 days; or

(b)                                 the Issuer fails to pay the principal of any Senior Debt Security of any series at its Maturity Date and such failure is continued for 14 days.

If a Default occurs, the Trustee may, to enforce the obligations of the Issuer, institute proceedings in England (but not elsewhere) for the winding up of the Issuer, provided that the Trustee may not, upon the occurrence of a Default, unless an Event of Default has occurred and is continuing, accelerate the Maturity of any principal, interest or other amount in respect of any of the Outstanding Senior Debt Securities.

Notwithstanding the foregoing, failure to make any payment in respect of the Senior Debt Securities shall not be a Default in respect of such Senior Debt Securities if such payment is withheld or refused (i) in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment or (ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given with respect to validity or applicability of such law, regulation or order at any time during said period of 14 days by independent legal advisers acceptable to the Trustee, provided, however, that the Trustee may by notice to the Issuer require the Issuer to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Issuer shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days after the Trustee gives written notice to the Issuer informing it of such resolution.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security, or for any claim in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Senior Debt Securities Indenture or in any Senior Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Issuer, either directly or through the Issuer or any successor corporation of the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Senior Debt Securities Indenture and the issue of the Senior Debt Securities of a series.

Section 5.07. Limitation on Suits. No Holder of any Senior Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Senior

Debt Securities Indenture or Senior Debt Securities of any series, or for the appointment of an administrator, receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(a)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default or Default with respect to Senior Debt Securities of the same series specifying such Event of Default or Default and stating that such notice is a “Notice of Default” hereunder;

(b)                                  the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Default in its own name, as Trustee hereunder;

(c)                                   such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(e)                                   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of such series;

it being understood and intended that no one or more Holders of Senior Debt Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Senior Debt Securities Indenture or the Senior Debt Securities of such series to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Senior Debt Securities Indenture or the Senior Debt Securities of such series, except in the manner herein provided and for the equal and ratable benefit of all Holders of Senior Debt Securities of such series.

Section 4.02.                     Article Five of the Base Indenture is hereby further amended by inserting the following words at the end of the first paragraph of Section 5.04:

“In no event shall the Issuer, by virtue of the taking of any action described in this Section 5.04, be obliged to pay any sum or sums (in cash or otherwise) sooner than the same would otherwise have been payable by it. No remedy against the Issuer, other than as provided in Section 5.02, 5.03, this Section 5.04 or Section 5.08, shall be available to the Trustee or to the Holders of any Senior Debt Securities of any series, whether for the recovery of amounts due in respect of such Senior Debt Securities or for any breach of any other obligations of the Issuer under such Senior Debt Securities or under the Senior Debt Securities Indenture, as amended from time to time.”

Section 4.03.                     Article 11 of the Base Indenture is hereby amended as follows:

(a)                                 Section 11.08 of the Base Indenture is hereby amended and restated in its entirety, as follows:

Section 11.08.  Optional Redemption Due to Changes in Tax Treatment.   Unless otherwise provided in the Senior Debt Securities of any series and subject to the satisfaction of the Regulatory Redemption Conditions, the Issuer will have the option to redeem the Senior Debt Securities of any series in whole as contemplated by Section 3.01 with respect to any series of Senior Debt Securities on not less than 30 nor more than 60 days’ notice, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Senior Debt Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, the accreted face amount thereof, together with accrued interest, if any), if, at any time, the Issuer shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), other than an Excluded Change, or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after a date included in the terms of such series of Senior Debt Securities pursuant to Section 3.01:

(a)              in making payment under the Senior Debt Securities in respect of principal or premium, if any, or interest, if any, it has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)              any payment of Interest on an Interest Payment Date in respect of the Senior Debt Securities has been treated as a “distribution”, or the payment of interest on the next Interest Payment Date in respect of any of the Senior Debt Securities would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c)               on an Interest Payment Date the Issuer was not entitled, or on the next Interest Payment Date the Issuer would not be entitled, to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Issuer would be materially reduced).

In any case where the Issuer shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Senior Debt Securities of any series, the Issuer shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Issuer) in a form reasonably satisfactory to the Trustee confirming that the relevant change in the official application or interpretation of such laws or regulations has occurred and that the Issuer is entitled to exercise its right of redemption.

(b)           Sections 11.09, 11.10 and 11.11 are hereby added at the end of Article 11 of the Base Indenture as follows:

Section 11.09. Optional Redemption upon a Loss Absorption Disqualification Event. If a Loss Absorption Disqualification Event has occurred and is continuing, the Issuer may exercise the Loss Absorption Disqualification Event Call Option, having given not less than 30 nor more than 60 days’ notice to the Trustee, the Paying Agent, the Holders and the Registrar (which notice shall be irrevocable and shall specify the Loss Absorption Disqualification Redemption Date). Upon the expiry of such notice the Issuer shall be bound to redeem such Senior Debt Securities accordingly.

In any case where the Issuer shall determine that as a result of the occurrence of a Loss Absorption Disqualification Event it is entitled to exercise the Loss Absorption Disqualification Event Call Option in respect of any series of Senior Debt Securities, the Issuer shall be required to deliver to the Trustee an Officer’s Certificate stating that the relevant requirement or circumstance referred to in this Section 11.09 applies.

Section 11.10. Issuer’s Optional Redemption. The Issuer will have the option, subject to the satisfaction of the Regulatory Redemption Conditions, to redeem the Senior Debt Securities, in whole, but not in part, on November 3, 2027, at a redemption price equal to 100% of the principal amount of the Senior Debt Securities, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, on not less than 30 nor more than 60 days’ notice.

Section 11.10. Redemption Subject to Regulatory Approval. Notwithstanding any provision or statement to the contrary in this Senior Debt Securities Indenture or the Senior Debt Securities, if required pursuant to any Loss Absorption Regulation, the Issuer may only redeem or repurchase any Senior Debt Securities prior to the Maturity Date if it has obtained Regulatory Approval.

ARTICLE 5
MISCELLANEOUS

Section 5.01.     Effect of this Supplemental Indenture; Ratification and Integral Part.  This Supplemental Indenture shall become effective upon its execution and delivery.

Except as hereby expressly amended with respect to the Notes only, the Base Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. This Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 5.02.     Responsibility for Recitals, Etc.  The recitals herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 5.03.     Priority.  This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, with respect to the Notes and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 5.04.     Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, except that the authorization and execution of this Supplemental Indenture shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the Issuer and the Trustee, as the case may be.

Section 5.05.     Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 5.06.     Entire Agreement.  This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Base Indenture set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

SANTANDER UK GROUP HOLDINGS PLC

By:	/s/ Rebecca Nind
Name: Rebecca Nind
Title: Authorised Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

EXHIBIT A

FORM OF 3.823% FIXED RATE/FLOATING RATE NOTE

This Senior Debt Security is in global form within the meaning of the Senior Debt Securities Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (“DTC”), or a nominee of DTC, which may be treated by the Issuer, the Trustee and any agent thereof as owner and holder of this Senior Debt Security for all purposes.

Notwithstanding any other term of the Senior Debt Securities represented by this Global Security or the Senior Debt Securities Indenture (as defined herein) or any other agreements, arrangements or understandings between the Issuer and any Holder (including for these purposes each holder of a beneficial interest in the Senior Debt Securities), by its acquisition of the Senior Debt Securities, each Holder of the Senior Debt Securities acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of any UK Bail-in Power (as defined herein) by the Relevant UK Resolution Authority (as defined herein), whether or not imposed with prior notice, that may include and result in:  (i) the reduction of all, or a portion, of the Amounts Due (as defined herein); (ii) the conversion of all, or a portion, of the Amounts Due on the Senior Debt Securities into the Issuer’s or another Person’s shares, other securities or other obligations (and the issue to or conferral on the Holder of the Senior Debt Securities of such shares, other securities or other obligations) including by means of an amendment, modification or variation of the terms of the Senior Debt Securities; (iii) the cancellation of the Senior Debt Securities; and/or (iv) the amendment or alteration of the maturity of the Senior Debt Securities or the amount of interest payable on the Senior Debt Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation, if necessary, of the terms of the Senior Debt Securities Indenture or the Senior Debt Securities to give effect to the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Senior Debt Securities in definitive form in the limited circumstances referred to in the Senior Debt Securities Indenture, this Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

Registered No. [ ]	Principal Amount: $[ ]
CUSIP: 80281L AG0 ISIN: US80281LAG05

SANTANDER UK GROUP HOLDINGS PLC

3.823% Fixed Rate / Floating Rate Notes due 2028

Santander UK Group Holdings plc, a public limited company incorporated in England and Wales (hereinafter called the “Issuer,” which term shall include any successor entity under the Senior Debt Securities Indenture), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal sum of [   ] DOLLARS ($[   ]) on November 3, 2028 (the “Maturity Date”).

The Issuer hereby promises to pay interest thereon: (1) from November 3, 2017 or from the most recent interest payment date to which interest has been paid or duly provided for, to, but excluding, November 3, 2027 (the “Fixed Rate Period”), semi-annually in arrears on May 3 and November 3 in each year (each, a “Fixed Rate Interest Payment Date”), commencing on May 3, 2018, at the rate of 3.823% per annum; and (2) from November 3, 2027, to, but excluding, the Maturity Date (the “Floating Rate Period”), quarterly in arrears on February 3, 2028, May 3, 2028, August 3, 2028 and the Maturity Date (each, a “Floating Rate Interest Payment Date” and, together with each Fixed Rate Interest Payment Date, an “Interest Payment Date”) at an initial interest rate of LIBOR (as defined on the reverse hereof) plus 1.400% per annum and thereafter at an interest rate that will be reset quarterly on February 3, May 3 and August 3 (each, an “Interest Reset Date”), commencing February 3, 2028, equal to LIBOR plus 1.4000% per annum, until the entire principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Senior Debt Securities Indenture, be paid to the Person in whose name this Senior Debt Security is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding the related Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Senior Debt Security is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Issuer, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Senior Debt Securities Indenture.

Payment of the principal of and interest on and any Additional Amounts in respect of this Global Security will be paid to DTC for the purpose of permitting DTC to credit the principal and interest received by it in respect of this Global Security to the accounts of the beneficial owners thereof; provided, however, that if this Senior Debt Security is not a Global Security, payment of the principal of, interest on and Additional Amounts, if any, in respect of this Senior Debt Security will be made at the office or agency of the Trustee in The City of New York, or elsewhere as provided in the Senior Debt Securities Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that at the option of the Issuer payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Register or (b) transfer to an account of the Person entitled thereto located inside the United States.

During the Fixed Rate Period, if a Fixed Rate Interest Payment Date or a Redemption Date, as the case may be, would fall on a day that is not a Business Day, then the Interest Payment Date, or Redemption Date, as the case may be, will be postponed to the next succeeding Business Day, but no additional interest shall be paid unless the Issuer fails to make payment on such next succeeding Business Day.

During the Floating Rate Period, if any Floating Rate Interest Payment Date (other than the Maturity Date or Redemption Date) would fall on a day that is not a Business Day, then the Interest Payment Date, will be postponed to the next succeeding Business Day and interest thereon will continue to accrue to but excluding such succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day and interest thereon will accrue to but excluding such preceding Business Day.  If the Maturity Date or Redemption Date would fall on a day that is not a Business Day, then the payment of interest and principal will be made on the next succeeding but no additional interest shall be paid unless the Issuer fails to make payment on such next succeeding Business Day.

All amounts of principal, and premium, if any, and interest, on the Senior Debt Securities will be paid by the Issuer without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which the Issuer is organized or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by fiscal or other laws, regulations and directives.  For the purposes of this Senior Debt Security, the phrase “fiscal or other laws, regulations and directives” shall include any obligation of the Issuer to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).  If deduction or withholding of any such Taxes shall at any time be required by the Taxing Jurisdiction, the Issuer will pay such additional amounts of, or in respect of, the principal amount of, premium, if any, and interest, on the Senior Debt Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of the Senior Debt Securities, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, which would have been payable in respect of the Senior Debt Securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such Tax which would not have been payable or due but for the fact that:

(i)            the Holder or the beneficial owner of this Senior Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of this Senior Debt Security, or the collection of any payment of (or in respect of) principal of, premium, if any, or interest, on this Senior Debt Security;

(ii)           except in the case of a winding-up of the Issuer in the United Kingdom, this Senior Debt Security is presented (where presentation is required) for payment in the United Kingdom;

(iii)          this Senior Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the same for payment at the close of such 30 day period;

(iv)          the Holder or the beneficial owner of this Senior Debt Security or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or interest on, this Senior Debt Security failed to comply with a request of the Issuer or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any information requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(v)          any combination of sub-clauses (i) through (iv) above;

nor shall Additional Amounts be paid with respect to the principal of, premium, if any, and interest on, the Senior Debt Securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.  For the avoidance of doubt, all payments in respect of the Senior Debt Securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and the Issuer shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the Senior Debt Securities on account of any such deduction or withholding required pursuant to FATCA.

Whenever in this Senior Debt Security there is mentioned, in any context, the payment of the principal of (and premium, if any) or interest, on, or in respect of, the Senior Debt Securities such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions hereof and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

A “Business Day” is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

Additional provisions of this Senior Debt Security are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Senior Debt Security shall not be entitled to any benefit under the Senior Debt Securities Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed this 3rd day of November, 2017

SANTANDER UK GROUP HOLDINGS PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Debt Securities of the series designated herein referred to in the within-mentioned Senior Debt Securities Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

3.823% Notes due 2028

This Senior Debt Security is one or all of a duly authorized issue of securities of the Issuer (herein called the “Senior Debt Securities”), initially limited in aggregate principal amount to $1,000,000,000,  issued and to be issued in one or more series under an Amended and Restated Indenture, dated as of April 18, 2017 (the “Original Senior Debt Securities Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee in respect of the Senior Debt Securities (herein called the “Trustee,” which term includes any successor trustee in respect of the Senior Debt Securities under the Senior Debt Securities Indenture), as further supplemented and amended by the First Supplemental Indenture, dated as of November 3, 2017, between the Issuer and Trustee (the “First Supplemental Indenture” and, together with the Original Senior Debt Securities Indenture, the “Senior Debt Securities Indenture”) to which Senior Debt Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Senior Debt Securities and of the terms upon which the Senior Debt Securities are, and are to be, authenticated and delivered.  This Senior Debt Security is one or all of the series designated as the “3.823% Notes due 2028.” All terms used in this Senior Debt Security that are defined in the Senior Debt Securities Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Debt Securities Indenture.

During the Floating Rate Period, the calculation agent, who shall be Wells Fargo Bank, National Association, or its successor appointed by the Issuer, will determine the initial interest rate by reference to LIBOR on the second London Banking Day preceding November 3, 2027 and the interest rate for each succeeding Interest Reset Date by reference to LIBOR on the second London Banking Day preceding the applicable Interest Reset Date (each, an “Interest Determination Date”).  Promptly upon such determination, the calculation agent will notify the Issuer and the Trustee (if the calculation agent is not the same entity as the Trustee) of the new interest rate.  Upon the request of a holder of this Senior Debt Security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.

“LIBOR” means, as of any Interest Determination Date:

(1)         the offered quotation to leading banks in the London interbank market for three-month U.S. dollar deposits (i) as defined by (A) the ICE Benchmark Administration (“IBAM”), (B) its successor in such capacity, or (C) such other person assuming the responsibility of IBAM or its successor in calculating the London Inter-Bank Offered Rate in the event IBAM or its successor no longer do so, and (ii) as calculated by their appointed calculation agent and published, as such rate appears on either the Reuters Monitor Money Rates Service page LIBOR01 (or a successor page on such service) or, if such rate is not available, on such other information system that provides such information, in each case as of 11:00 a.m., London time, on such Interest Determination Date;

(2)         if no such rate is so published on such Interest Determination Date due to a temporary disruption in service or the market, then the rate for such Interest Determination Date shall be the arithmetic mean (rounded to five decimal places, with 0.000005 being rounded upwards) of the rates for three-month U.S. dollar deposits quoted to the calculation agent by each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the issuer, as of 11:00 a.m., London time, on such Interest Determination Date (it being understood that at least two such quotes must have been so provided to the calculation agent); or

(3)         if LIBOR cannot be determined under sub-paragraph (1) hereof due to the London Inter-Bank Offered Rate having been permanently discontinued or it being unlawful for either the calculation agent or the issuer to determine or use the London Inter-Bank Offered Rate, then the rate of interest for such Interest Determination Date will be the rate determined for or otherwise applicable during the last preceding interest period (without any margin, if such preceding interest period falls within the Fixed Rate Period).

A “London Banking Day” means any day on which dealings in U.S. Dollars are transacted in the London interbank market.

During the Floating Rate Period, the amount of interest accrued on this Senior Debt Security to each Interest Payment Date will be calculated by multiplying the principal amount of this Senior Debt Security by an accrued interest factor.  The accrued interest factor will be equal to the sum of the interest factors calculated for each day in the period for which interest is being paid.  The interest factor for each day is equal to the interest rate applicable to that day divided by 360.  The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date.  The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date, or, if none, the initial interest rate.

Subject to the provisions of the Senior Debt Securities Indenture and the satisfaction of the Regulatory Redemption Conditions (as defined below), the Issuer may redeem the Senior Debt Securities, at its option, in whole, but not in part, on November 3, 2027 at a Redemption Price equal to 100% of the principal amount of the Senior Debt Securities, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

As provided in and subject to the provisions of the Senior Debt Securities Indenture, subject to the satisfaction of the Regulatory Redemption Conditions the Issuer will also have the option to redeem the Senior Debt Securities in whole on any Interest Payment Date, at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of the Senior Debt Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, the accreted face amount thereof, together with accrued interest, if any), if, at any time, the Issuer shall determine (such view being confirmed by a written legal opinion of independent United Kingdom counsel of recognized standing as set forth in the Senior Debt Securities Indenture) that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), other than an Excluded Change (as defined below),  any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after a date included in the terms of such Senior Debt Securities:

(a)           in making payment under the Senior Debt Securities in respect of principal or premium, if any, or interest, if any, it has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)           any payment of Interest on an Interest Payment Date in respect of the Senior Debt Securities has been treated as a “distribution,” or the payment of interest on the next Interest Payment Date in respect of any of the Senior Debt Securities would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c)           on an Interest Payment Date the Issuer was not entitled, or on the next Interest Payment Date the Issuer would not be entitled, to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Issuer would be materially reduced).

As provided in and subject to the provisions of the Senior Debt Securities Indenture, if a Loss Absorption Disqualification Event has occurred and is continuing, the Issuer may exercise the Loss Absorption Disqualification Event Call Option, having given not less than 30 nor more than 60 days’ notice to the Trustee, the Paying Agent, the Holders and the Registrar (which notice shall be irrevocable and shall specify the Loss Absorption Disqualification Redemption Date). Upon the expiry of such notice the Issuer shall be bound to redeem the Senior Debt Securities accordingly.

In any case where the Issuer shall determine that as a result of the occurrence of a Loss Absorption Disqualification Event it is entitled to exercise the Loss Absorption Disqualification Event Call Option in respect of the Senior Debt Securities, the Issuer shall be required to deliver to the Trustee an Officer’s Certificate stating that the relevant requirement or circumstance referred to herein applies.

For the purposes of the Senior Debt Securities:

“Capital Rules” means at any time the regulations, requirements, guidelines and policies relating to capital resources requirements or capital adequacy then in effect and applicable to the Group (including, without limitation, any regulations, requirements, guidelines and policies of the Regulator as may from time to time be applicable to the Group).

“Excluded Change” means the enactment of legislation substantially in the form of the draft legislation relating to the restriction of relief for interest expenses set out in Schedule 5 to the Finance Bill 2017-19 (HC Bill 102) published on September 8, 2017.

“Group” means the Issuer and each other entity which is part of the UK prudential consolidation group (as that term, or its successor, is used in the Capital Rules) of which the Issuer is part from time to time.

“Loss Absorption Disqualification Event” means:

(i)                                     at the time that any Loss Absorption Regulation becomes effective after the date of issuance of the Senior Debt Securities, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to the Issuer and/or the Group, the Senior Debt Securities are not or will not be eligible to qualify in full towards the Issuer’s and/or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)                                  as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the date of issuance of the Senior Debt Securities, such Senior Debt Securities are or will be fully or partially excluded from the Issuer’s and/or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Issuer of such Senior Debt Securities and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Debt Securities from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Debt Securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to the Issuer and/or the Group on the date of issuance of the Senior Debt Securities.

“Loss Absorption Disqualification Event Call Option” means the Issuer’s option, subject to the satisfaction of the Regulatory Redemption Conditions, to redeem in whole, but not in part, the Senior Debt Securities at any time at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of the Senior Debt Securities to (but excluding) the Loss Absorption Disqualification Redemption Date, upon the occurrence of a Loss Absorption Disqualification Event which is continuing.

“Loss Absorption Disqualification Redemption Date” means the date fixed for redemption pursuant to an exercise by the Issuer of the Loss Absorption Disqualification Event Call Option.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission which are applicable to the United Kingdom and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to the Issuer or to the Group).

“PRA” means the Prudential Regulation Authority of the United Kingdom.

“Regulator” means the PRA or such successor or other authority having primary responsibility for the prudential supervision of the Issuer and the Group.

“Regulatory Approval” means, at any time, such approval, consent or prior permission by, or notification required within prescribed periods to, the Regulator, or such waiver of the then prevailing Loss Absorption Regulations from the Regulator, as is required under the then prevailing Loss Absorption Regulations at such time.

“Regulatory Preconditions” means if, at the time of a redemption or purchase, the prevailing Loss Absorption Regulations permit the redemption or purchase after compliance with any pre-conditions, the Issuer has complied with such pre-conditions.

“Regulatory Redemption Conditions” means: (a) the Issuer has obtained Regulatory Approval; and (b) the Issuer is in compliance with the Regulatory Preconditions.

Notwithstanding  any other term of the Senior Debt Securities represented by this Global Securities or the Senior Debt Securities Indenture, if required pursuant to any Loss Absorption Regulation the Issuer may only redeem or repurchase the notes prior to the Maturity Date if it has obtained Regulatory Approval.

In the event of a redemption as described in the paragraphs above, unless otherwise specified notice of such redemption to the Holders of the Senior Debt Securities of any series to be redeemed in whole but not in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of the Senior Debt Securities of such series at their last addresses as they shall appear upon the Register of the Issuer.

The Senior Debt Securities Indenture contains provisions for satisfaction and discharge of the Senior Debt Securities Indenture applicable to the Issuer upon compliance by the Issuer with certain conditions set forth in the Senior Debt Securities Indenture, which provisions apply to this Senior Debt Security.

If an Event of Default with respect to the Senior Debt Securities of this series shall occur and be continuing, the principal of the Senior Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Senior Debt Securities Indenture.

As provided in and subject to the provisions of the Senior Debt Securities Indenture, if an Event of Default occurs and is continuing with respect to a series of Senior Debt Securities (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of Holders and (ii) do not provide that the Senior Debt Securities shall thereby become redeemable or repayable in accordance with the terms of the Senior Debt Securities), the Trustee may, and if so requested by the Holders of not less than 25% in principal amount of the outstanding Senior Debt Securities of such series will, declare the principal amount (or, in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, with respect to the Senior Debt Securities of such series due and payable immediately, by a notice in writing to us (and to the Trustee if given by the Holder or Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. The Holder of this Senior Debt Security shall not have the right to institute any proceeding with respect to the Senior Debt Securities Indenture or for the appointment of an administrator, receiver or trustee or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default or Default with respect to such Senior Debt Security specifying such Event of Default or Default and stating that such notice is a “Notice of Default” under the Senior Debt Securities Indenture; the Holders of not less than 25% in aggregate principal amount of such Senior Debt Security shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Default in its own name, as Trustee hereunder; such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of such Senior Debt Security; it being understood and intended that no one or more Holders of this series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Senior Debt Securities Indenture or the Senior Debt Securities to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under the Senior Debt Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of this series. The foregoing shall not apply to any suit instituted by the Holder of this Senior Debt Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

The Senior Debt Securities Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Senior Debt Securities under the Senior Debt Securities Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Senior Debt Securities affected by such amendment.  The Senior Debt Securities Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Senior Debt Securities at the time outstanding, on behalf of the Holders of all Senior Debt Securities, to waive compliance by the Issuer with certain provisions of the Senior Debt Securities Indenture and certain past defaults under the Senior Debt Securities Indenture and their consequences.  Any such consent or waiver by the Holder of this Senior Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Debt Security and of any Senior Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Debt Security.

No reference herein to the Senior Debt Securities Indenture and no provision of this Senior Debt Security or of the Senior Debt Securities Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Senior Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Issuer may, from time to time, without the consent of the Holders of the Senior Debt Securities, issue additional Senior Debt Securities of this series having the same ranking and same interest rate, stated maturity, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as this Senior Debt Security; provided however that such additional Senior Debt Securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional Senior Debt Securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series, or the original series was issued with no more than a de minimis amount of original issue discount and the additional Senior Debt Securities are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.  Any such additional Senior Debt Securities, together with this Senior Debt Security, will constitute a single series of Senior Debt Securities under the Senior Debt Securities Indenture.

As provided in the Senior Debt Securities Indenture and subject to certain limitations therein set forth, the transfer of this Senior Debt Security is registrable in the Register, upon surrender of this Senior Debt Security for registration of transfer at the office or agency of the Issuer in any place of payment where the principal of and interest on this Senior Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Debt Securities of this series, of authorized denominations containing identical terms and provisions, of a like aggregate principal amount, will be issued to the designated transferee or transferees.

The Senior Debt Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Senior Debt Securities Indenture and subject to certain limitations set forth therein, Senior Debt Securities of this series are exchangeable for a like aggregate principal amount of Senior Debt Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but, subject to certain exceptions set forth in the Senior Debt Securities Indenture, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Senior Debt Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Senior Debt Security is registered as the owner hereof for all purposes, whether or not this Senior Debt Security be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations of the Issuer under the Senior Debt Securities Indenture and this Senior Debt Security and all documents delivered in the name of the Issuer in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Issuer or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Issuer for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Issuer or any of them or any of their personal assets for such satisfaction.  The performance of the obligations of the Issuer under the Senior Debt Securities Indenture and this Senior Debt Security and all documents delivered in the name of the Issuer in connection therewith shall not be deemed a waiver of any rights or powers of the Issuer or its directors or shareholders under the Issuer’s Memorandum and Articles of Association.

Notwithstanding any other term of the Senior Debt Securities or the Senior Debt Securities Indenture or any other agreements, arrangements or understandings between the Issuer and any

Holder of the Senior Debt Securities (including for these purposes each holder of a beneficial interest in the Senior Debt Securities), by its acquisition of the Senior Debt Securities, each Holder of the Senior Debt Securities acknowledges, accepts, agrees to be bound by and consents to:

(a) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, whether or not imposed with prior notice, that may include and result in:  (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due on the Senior Debt Securities into the Issuer’s or another Person’s shares, other securities or other obligations (and the issue to or conferral on the Holder of the Senior Debt Securities of such shares, other securities or other obligations) including by means of an amendment, modification or variation of the terms of the Senior Debt Securities; (iii) the cancellation of the Senior Debt Securities; and/or (iv) the amendment or alteration of the maturity of the Senior Debt Securities or the amount of interest payable on the Senior Debt Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(b) the variation, if necessary, of the terms of the Senior Debt Securities Indenture or the Senior Debt Securities to give effect to the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

No Amounts Due on the Senior Debt Securities will become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Notwithstanding any other provision of the Senior Debt Securities Indenture or the Senior Debt Securities, neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another Person, as a result of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Issuer, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Senior Debt Securities will be an Event of Default.

By its acquisition of the Senior Debt Securities, each Holder of the Senior Debt Securities (which for these purposes includes each holder of a beneficial interest in the Senior Debt Securities):

(i) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Senior Debt Securities;

(ii) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Senior Debt Securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; and

(iii) acknowledges and agrees that, upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority:

(A) the Trustee shall not be required to take any further directions from the Holders of the Senior Debt Securities with respect to any portion of the Senior Debt Securities that are written-down, converted to equity and/or cancelled under Section 5.12 of the Senior Debt Securities Indenture, and

(B) the Senior Debt Securities Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

Notwithstanding clauses (i)-(iii) above, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, the Senior Debt Securities remain Outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write-down of the principal of the Senior Debt Securities), then the Trustee’s duties under the Senior Debt Securities Indenture shall remain applicable with respect to such Senior Debt Securities following such completion to the extent the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Senior Debt Securities Indenture; provided, however, that, notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, so long as the Senior Debt Securities remain Outstanding, there will at all times be a Trustee for the Senior Debt Securities in accordance with, Section 6.09 of the Senior Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by Sections 6.10 and 6.11 of the Senior Debt Securities Indenture, respectively, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Senior Debt Securities remain Outstanding following the completion of the exercise of the UK Bail-in Power.

Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Senior Debt Securities, the Issuer will provide a written notice to DTC as soon as practicable regarding such exercise of the UK Bail-in Power for the purposes of notifying the Holders of such occurrence. The Issuer will also deliver a copy of such notice to the Trustee for information purposes. Each Holder of the Senior Debt Securities (including for these purposes each holder of a beneficial interest in the Senior Debt Securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Senior Debt Securities to take any and all necessary action, if required, to implement the exercise of the UK Bail-in Power with respect to the Senior Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or the Trustee.

“UK Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time (“BRRD”), including but not limited to the UK Banking Act 2009, as the same may be amended from time to time, including by the Financial Services (Banking Reform) Act 2013, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a Regulated Entity (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other Person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a Regulated Entity may be deemed to have been exercised.

“Regulated Entity” means any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant UK Resolution Authority” means the Bank of England or any other authority with the ability to exercise a UK Bail-in Power.

“Amounts Due” means the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the Relevant UK Resolution Authority.

The Senior Debt Securities Indenture and the Senior Debt Securities, including this Senior Debt Security, shall be governed by and construed in accordance with the law of the State of New York.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused “CUSIP” numbers to be printed on the Senior Debt Securities as a convenience to the Holders of the Senior Debt Securities.  No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Senior Debt Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within Security of the company and                          hereby does irrevocably constitute and appoint

attorney to transfer said Security on the books of the within-named company with full power of substitution in the premises.

Dated

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).